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EXHIBIT 23

                         [COOPERS & LYBRAND LETTERHEAD]

Consent of Independent Accountants



We consent to the incorporation by reference in the registration statement of Plexus Corp. on Form S-8 (File No. 33-23490 and File No. 333-06469) of our report dated May 22, 1998 on our audits of the financial statements and supplemental schedules of the Plexus Corp. Employee Stock Savings Plan as of December 31, 1997 and 1996, and for the year ended December 31, 1997, which report is incorporated by reference and included in this Annual Report on Form 11-K.



/s/ Coopers & Lybrand LLP

Milwaukee, Wisconsin
June 29, 1998